Exhibit 10.2

Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) made and entered into as of September 13, 2007, is by and between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Borrower”), the Lenders party to the Credit Agreement (as defined below), and WB QT, LLC, a Delaware limited liability company, a Lender and as agent for the Lenders (in such capacity, the “Agent”).

RECITALS

1. The Lenders, the Agent and the Borrower entered into a Credit Agreement dated as of January 31, 2007 (the “Credit Agreement”); and

2. The Borrower desires to amend certain provisions of the Credit Agreement, and the Lenders have agreed to make such amendments, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2. Amendments. The Credit Agreement is hereby amended as follows:

2.1 Definitions. The definition of “Borrowing Base” contained in Section 1.1 of the Credit Agreement is amended to read its entirety as follows:

“Borrowing Base” shall mean, as of any date of determination thereof, an amount equal to the sum of (i) eighty five percent (85%) of Eligible Accounts plus (ii) the lesser of (A) (1) forty-five percent (45%) of Eligible Inventory until the earlier of (x) the date the Borrowers give the Agent notice pursuant to Section 2.6 of its option to reduce such availability rate to 30% and (y) October 1, 2008, and (2) thirty percent (30%) of Eligible Inventory thereafter, and (B) Ten Million Six Hundred Thirty Seven Thousand Five Hundred Dollars ($10,637,500); provided however, to the extent the aggregate Eligible Accounts with respect to Borrowing Base Obligors that are not Lockbox Obligors exceeds Three Million Dollars ($3,000,000) as of any date of determination, such excess shall not be included in the calculation of section (i) above; provided further, that the Borrowing Base shall be determined on the basis of the most current Borrowing Base

Certificate required to be submitted hereunder, provided, further, that the amount determined as the Borrowing Base shall be subject to any reserves for contras/offsets, potential offsets due to customer deposits, and such other reserves as reasonably established by the Agent, at the direction or with the concurrence of the Majority Lenders from time to time, including, without limitation any reserves or other adjustments established by Agent or the Majority Lenders on the basis of any collateral audits conducted hereunder, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by Agent and the Majority Lenders. In the event that Agent, at any time in its sole discretion, determines that the dollar amount of Eligible Accounts collectable by a Borrowing Base Obligor is reduced or diluted as a result of discounts or rebates granted by a Borrowing Base Obligor to the respective Account Debtor(s), returned or rejected Inventory or services, or such other reasons or factors as Agent reasonably deems applicable, all in accordance with ordinary and customary asset-based lending standards, as reasonably determined by Agent and the Majority Lenders, Agent may, in its sole discretion, upon five (5) Business Days’ prior written notice to the Company, reduce or otherwise modify the percentage of Eligible Accounts included within the Borrowing Base and/or reduce the dollar amount of Eligible Accounts by an amount determined by Agent in its sole discretion.

2.2 Term Loan. Section 2.3(b) of the Credit Agreement is amended by amending the last paragraph thereof to read in its entirety as follows:

Notwithstanding anything to the contrary in this Agreement, amounts due under Section 2.3(b)(i) may be made in common stock of the Company upon 30 days prior written notice to the Agent. When making any payment under Section 2.3(b)(i) using common stock of the Company, the value of such stock shall determined based on the lower of (A) 95% of the closing price for such stock on the Business Day immediately prior to the date of such payment, or (B) 95% of the average closing price for such stock for the five (5) Business Days immediately prior to the date of such payment; provided, that the Company may not make payment under Section 2.3(b)(i) using common stock of the Company unless (A) such common stock is registered with the Securities and Exchange Commission under the Securities Act of 1933 and is freely tradable and (B) the closing price for such stock on the Business Day immediately prior to the date of such payment was greater than $1 per share.

2.3 Interest; Interest Payment. Section 2.6 of the Credit Agreement is amended to read in its entirety as follows:

2.6 Interest; Interest Payments. Interest on the unpaid balance of all Advances from time to time outstanding shall accrue from the date of such Advance to the date repaid, at a per annum interest rate equal to (a) the greater of (i) ten percent (10%) and (ii) the sum of the Prime Rate plus 3% through September 30, 2007, (b) twelve percent (12%) commencing on October 1, 2007 through the earlier of (A) the date the Borrower, upon 30 days prior written notice to the Agent, elects to reduce the availability rate for Eligible Inventory to thirty percent (30%) and (B) September 30, 2008, and (c) thereafter, the greater of (x) ten percent (10%), and (y) the sum of the Prime Rate plus 3%, and shall be payable in immediately available funds on the first day of each month commencing on March 1, 2007. Interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime Rate on the date of such change in the Prime Rate.

2.4 Borrowing Base Certificate. Exhibit H to the Credit Agreement is hereby amended to read as set forth on Exhibit A attached to this Amendment which is made a part of the Credit Agreement as Exhibit H thereto.

Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

3.1 This Amendment, duly executed by the Borrower.

3.2 The Second Amended and Restated Convertible Subordinated Promissory Notes, duly executed by Tecstar Automotive Group, Inc.

3.3 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Certificate of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Agent with a certificate of the Secretary of the Borrower dated January 31, 2007, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment (collectively, the “Amendment Documents”), and certifying as to specimens of such officer’s signature and such officer’s incumbency in such offices as such officer holds.

3.4 A Reaffirmation of Guaranty by the Guarantors in the form of Exhibit B attached to this Amendment, duly executed by the Guarantors.

3.5 A Reaffirmation of Security Documents in the form of Exhibit C attached to this Amendment, duly executed by the Guarantors.

3.6 Certified copies of all documents evidencing any necessary corporate action, consent or governmental or regulatory approval (if any) with respect to this Amendment.

3.7 The Borrower shall have satisfied such other conditions as specified by the Agent, including payment of all unpaid legal fees and expenses incurred by the Agent through the date of this Amendment in connection with the Credit Agreement and the Amendment Documents.

Section 4. Representations, Warranties, Authority, No Adverse Claim.

4.1 Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, and (b) there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been waived by the Lenders.

4.2 Authority, No Conflict, No Consent Required. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into the Amendment Documents and has duly authorized as appropriate the execution and delivery of the Amendment Documents and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action, and none of the Amendment Documents nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s Certificate of Incorporation, Bylaws or any other agreement or requirement of law, or result in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Lenders. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment Documents or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Lenders.

4.3 No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lenders with respect to the Obligations.

Section 5. Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. Each Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Lenders that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Lenders under the Security Agreement, the Pledge Agreement and the Mortgage, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 6. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

Section 7. Severability. Whenever possible, each provision of this Amendment and the other Amendment Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment, the other Amendment Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8. Successors. The Amendment Documents shall be binding upon the Borrower and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lenders and the successors and assigns of the Lenders.

Section 9. Legal Expenses. As provided in Section 11.5 of the Credit Agreement, the Borrower agrees to reimburse the Agent, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Lenders harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11. Counterparts. The Amendment Documents may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to the Amendment Documents may execute any such agreement by executing a counterpart of such agreement.

Section 12. Governing Law. THE AMENDMENT DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

	By:	/s/ Kenneth R. Lombardo
	Name:	Kenneth R. Lombardo
	Title:	Vice President

LENDER:

WB QT, LLC

	By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Director

[Signature Page to First Amendment to Credit Agreement]

EXHIBIT A TO

FIRST AMENDMENT

TO CREDIT AGREEMENT

EXHIBIT H TO

CREDIT AGREEMENT

BORROWING BASE CERTIFICATE

To:	WB QT, LLC, as Agent

Re: Credit Agreement dated as of January 31, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Quantum Fuel Systems Technologies Worldwide, Inc., the Lenders party thereto and WB QT, LLC, as Agent for the Lenders

This Borrowing Base Certificate sets forth various information as of                     , 2007. The undersigned hereby certifies to the Lenders that as of the date above, the Borrowing Base was as follows, as more fully described on Exhibit A hereto:

Eligible Accounts				$
Less: Excess of Eligible Accounts for Non-Lockbox Obligors (any excess, in aggregate, of $3,000,000)				$(	)
(a) Total Eligible Accounts	$
(b) Availability Rate		85%

I. Borrowing Base Amount (Accounts)		(a) * (b)		$

Eligible Inventory
(c) Eligible Inventory	$
(d) Availability Rate		[45%/30%	]
		(c) * (d)		$
(c) Inventory Ceiling		$10,637,500

II. Borrowing Base Amount (Inventory) [lesser of (c) times (d), or (e)]				$

Total Borrowing Base (sum of I and II)				$

Outstanding Revolving Advances				$

Margin (or Deficiency)				$

Ex A-1

Capitalized terms are used herein as defined in the Credit Agreement.

Date of Certificate:                     ,

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:
Name:
Title:

Ex A-2